Exhibit 99.1

NEWS RELEASE

RLI Corp. 9025 N. Lindbergh Dr. | Peoria, IL 61615-1499 Phone: 309-692-1000 | Fax: 309-692-1068 www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby (309) 693-5880 Aaron_Jacoby@rlicorp.com www.rlicorp.com

RLI Earnings Set Quarterly Mark

PEORIA, Ill., April 15 /PRNewswire-FirstCall/ — RLI Corp. (NYSE: RLI) reported first quarter net earnings of $0.65 per diluted share ($16.9 million), a 16% per-share improvement over the $0.56 per diluted share ($14.4 million) reported in the first three months of 2003. Quarterly operating earnings of $0.59 per share ($15.4 million) were a 7% per-share improvement from the $0.55 per-share ($14.2 million) result one year ago. The per-share and total dollar postings set first quarter net and operating earnings records.

As of March 31, shareholders’ equity stood at $576.1 million, book value per share was $22.88, and assets reached $2.2 billion.

Company strength — profitable underwriting — continues

In the year’s first quarter, RLI earned underwriting profits of $10.8 million on a 91.5 net GAAP combined ratio, compared to a profit of $9.7 million on a 91.2 combined ratio last year. RLI’s property segment led the way with a 68.7 combined ratio. Casualty writings contributed to the quarter’s profitability on a combined ratio of 96.7. The surety segment reported near breakeven results with a 100.3 combined ratio.

Net premiums earned of $125.9 million grew 15% in the year’s first three months, pushing consolidated revenue to $140.6 million, an increase of 17%. Gross premiums written rose to $182.9 million during the quarter, a 5% increase from the same period one year ago. Segment results include an increase in casualty gross premiums of 7%, property writings rose by 3%, and surety business was down 5%.

“Market conditions favorable to specialty insurers continued in the first quarter of 2004,” said RLI President & CEO Jonathan E. Michael. “While our underwriters again reported a softening trend in property rates, their selectivity created satisfactory profits. The casualty segment showed strong results, continuing a trend from last year. We are encouraged by the surety segment’s numbers, which reflect our confidence that we are moving beyond previously reported problems.”

Comprehensive earnings, investment returns solid

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a $0.94 per-share gain for the quarter ($24.5 million). This result was a 169% per-share improvement over the $0.35 per-share ($9.0 million) level from the same period last year.

Quarterly net investment income of $12.3 million was 16% better than in the first quarter of last year, due to the strength of cash flows and the proceeds from the December 2003 debt offering. Invested assets grew 4% and helped push the company’s investment portfolio to nearly $1.4 billion.

RLI’s consolidated portfolio posted a 2.2% total return for the quarter. The company’s equity portfolio generated total returns of 1.8%, which slightly outperformed the S&P 500 Index’s return of 1.7%. RLI’s bond portfolio posted a 2.4% total return for the quarter.

As of March 31, 2004, $161.2 million of cumulative unrealized gains remained in the RLI investment portfolio, of which $132.5 million were related to the equity portfolio.

Quarterly news

At 12:14 p.m., on January 22, 2004, RLI Corp. achieved a milestone by reaching the $1 billion market cap level. Commenting on the achievement, Michael said, “Over the last 10 years, our combined ratio has been more than 12 points better than that of the industry. Over the same period, our book value has averaged annual growth of 13.6%, our total return to shareholders was 424% and our stock has posted an average annual return of 18.0%. We’re proud of our history of accomplishments, and are happy to deliver the record earnings to our shareholders.”

Also during the quarter, the RLI board of directors declared a cash dividend of $0.11 per share, the 111th consecutive dividend paid by the company. The dividend was paid today to shareholders of record as of March 31, 2004.

At 3:15 p.m. CDT today, April 15, RLI management will hold a conference call to discuss quarterly results. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com , or through http://www.firstcallevents.com/service/ajwz403147783gf12.html .

Except for historical information, this news release may include forward- looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2003.

RLI Corp., through its subsidiary insurance companies, underwrites selected property and casualty insurance products. For additional information, contact RLI Treasurer Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com.

RLI CORP. 2004 FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003	% Change

SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$125,898	$ 109,146	15.3%
Net investment income	12,315	10,660	15.5%
Net realized investment gains	2,436	409	495.6%

Consolidated revenue	140,649	120,215	17.0%
Loss and settlement expenses	75,231	63,286	18.9%
Policy acquisition costs	32,795	29,504	11.2%
Other insurance expenses	7,052	6,684	5.5%
Interest expense on debt	1,740	243	616.0%
General corporate expenses	1,285	1,117	15.0%

Total expenses	118,103	100,834	17.1%
Equity in earnings of unconsolidated investee
	1,234	1,176	4.9%

Earnings before income taxes	23,780	20,557	15.7%
Income tax expense	6,837	6,121	11.7%

Net Earnings	$ 16,943	$ 14,436	17.4%

Other comprehensive earnings (loss), net of tax	7,587	(5,417)	—

Comprehensive earnings	$ 24,530	$ 9,019	172.0%

Operating Earnings:(1)
Net Earnings	$ 16,943	$ 14,436	17.4%
Less: Realized investment gains, net of tax
	1,583	266	495.1%

Operating earnings	$ 15,360	$ 14,170	8.4%

Return on Equity:
Net earnings (trailing four quarters)	14.0%	10.6%

Comprehensive earnings (trailing four quarters)	21.4%	3.1%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	26,118	25,654
EPS from operations (1)	$ 0.59	$ 0.55	7.3%
Realized gains, net of tax	0.06	0.01	500.0%

Net earnings per share	$ 0.65	$ 0.56	16.1%

Comprehensive earnings per share	$ 0.94	$ 0.35	168.6%

Cash dividends per share	$ 0.11	$ 0.09	22.2%
(1)	Operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses. This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

RLI CORP. 2004 FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003	% Change

Total Gross Revenues
Gross premiums written	$ 182,912	173,924	5.2%
Net investment income	12,315	10,660	15.5%
Net realized investment gains	2,436	409	495.6%

Total	$ 197,663	$ 184,993	6.8%

Net Cash Flow from Operations	$ 33,017	$ 40,774	-19.0%

	March 31, December 31,
	2004	2003	% Change

SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments

	$1,108,364	$1,057,339	4.8%

(amortized cost - $1,079,036 at 3/31/04)
(amortized cost - $1,038,855 at 12/31/03)
Equity securities	279,203	276,021	1.2%

(cost - $146,615 at 3/31/04)
(cost - $144,550 at 12/31/03)
Total investments	1,387,567	1,333,360	4.1%
Premiums and reinsurance balances receivable
	155,006	152,860	1.4%
Ceded unearned premiums	100,088	101,748	-1.6%
Reinsurance recoverable on unpaid losses
	379,323	372,048	2.0%
Deferred acquisition costs	65,618	63,737	3.0%
Property and equipment	18,268	18,616	-1.9%
Investment in unconsolidated investee	31,885	30,683	3.9%
Goodwill	26,214	26,214	0.0%
Other assets	27,616	35,098	-21.3%

Total assets	$2,191,585	$2,134,364	2.7%

Unpaid losses and settlement expenses	943,506	903,441	4.4%
Unearned premiums	363,249	367,642	-1.2%
Reinsurance balances payable	78,304	92,382	-15.2%
Short-term debt	47,560	47,560	0.0%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	42,009	38,818	8.2%
Other liabilities	40,845	30,387	34.4%

Total liabilities	1,615,473	1,580,230	2.2%

Shareholders’ equity	576,112	554,134	4.0%
Total liabilities & shareholders’ equity
	$2,191,585	$2,134,364	2.7%

Common shares outstanding (in 000’s)	25,183	25,165
Book Value per share	$ 22.88	$ 22.02	3.9%
Closing stock price per share	$ 38.60	$ 37.46	3.0%
Statutory Surplus	$ 579,765	$ 546,586	6.1%

RLI CORP. 2004 FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA (in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios

Three Months Ended March 31, 2004
Gross premium written	$49,819		$12,922
Net premium written	24,247		11,734
Net premium earned	25,382		11,429
Net loss & settlement expenses	8,171	32.2%	4,420	38.7%
Net operating expenses	9,266	36.5%	7,035	61.6%

Underwriting income (loss)	$ 7,945	68.7%	$ (26)	100.3%

2003
Gross premium written	$48,159		$13,559
Net premium written	26,521		11,209
Net premium earned	27,332		12,353
Net loss & settlement expenses	6,473	23.7%	6,276	50.8%
Net operating expenses	9,579	35.0%	7,870	63.7%

Underwriting income (loss)	$11,280	58.7%	$(1,793)	114.5%

UNDERWRITING SEGMENT DATA (in thousands)

	Casualty	GAAP Ratios	Total	GAAP Ratios

Three Months Ended March 31, 2004
Gross premium written	$120,171		$182,912
Net premium written	87,185		123,166
Net premium earned	89,087		125,898
Net loss & settlement expenses	62,640	70.3%	75,231	59.8%
Net operating expenses	23,546	26.4%	39,847	31.7%

Underwriting income (loss)	$ 2,901	96.7%	$10,820	91.5%

2003
Gross premium written	$113,206		$173,924
Net premium written	68,366		106,096
Net premium earned	69,461		109,146
Net loss & settlement expenses	50,537	72.8%	63,286	58.0%
Net operating expenses	18,739	27.0%	36,188	33.2%

Underwriting income (loss)	$185	99.8%	$9,672	91.2%